Exhibit 99.1

CTC MEDIA

FINANCIAL RESULTS FOR THE THIRD QUARTER & NINE MONTHS

ENDED SEPTEMBER 30, 2009

Moscow, Russia — November 5, 2009 — CTC Media, Inc. (“CTC Media” or the “Company”) (NASDAQ: CTCM), Russia’s leading independent media company, today announced its unaudited consolidated financial results for the third quarter and nine months ended September 30, 2009.

	Three Months Ended September 30,			Nine Months Ended September 30,
(US$ 000’s except per share data)	2008	2009	Change	2008	2009	Change

Total operating revenues	$143,307	$106,935	-25.4%	$452,823	$325,607	-28.1%

Total operating expenses	(92,222)	(71,592)	-22.4%	(278,671)	(209,852)	-24.7%

OIBDA(1)	55,030	38,201	-30.6%	183,706	123,874	-32.6%
OIBDA margin	38.4%	35.7%	-2.7%	40.6%	38.0%	-2.6%

Net income attributable to CTC Media, Inc. stockholders	20,969	25,855	23.3%	111,498	79,502	-28.7%
Diluted earnings per share	$0.13	$0.16	23.1%	$0.70	$0.51	-27.1%

THIRD QUARTER FINANCIAL HIGHLIGHTS

•                  Total revenues down 4% year-on-year in ruble terms

•                  Russian advertising revenues down 4% year-on-year in ruble terms

•                  Total operating expenses flat year-on-year in ruble terms

•                  OIBDA of $38.2 million with an OIBDA margin of 35.7%

•                  Net income of $25.9 million and fully diluted earnings per share of $0.16

•                  Net cash position of $55.9 million

THIRD QUARTER OPERATING HIGHLIGHTS

•                  Average combined 4+ audience share in Russia up year-on-year to 13.6% from 13.2%

•                  Target audience shares up year-on-year for all three Russian networks

•                  CTC 6-54 audience share of 13.2% in September was at highest level since 2006

(1)           OIBDA is defined as operating income before depreciation and amortization (excluding the amortization of programming rights and sublicensing rights). OIBDA margin is defined as OIBDA divided by total operating revenues. Both OIBDA and OIBDA margin are non-GAAP financial measures. Please see the accompanying financial tables at the end of this release for a reconciliation of OIBDA to operating income and OIBDA margin to operating margin.

Anton Kudryashov, Chief Executive Officer of CTC Media, commented: “We continued to outperform the Russian television advertising market in the third quarter, with our Russian advertising sales declining by 4% year-on-year in ruble terms. Video International has estimated that the Russian television advertising market was down 21% year-on-year in the quarter, due to the impact of the ongoing economic crisis on advertising spending levels.

“Our increased investment in programming ahead of the highly competitive fall season proved successful and resulted in higher ratings in the third quarter for all three Russian networks. The CTC Network’s target audience share rose to 13.2% in September, which is the highest monthly average since 2006. We were also able to effectively monetize this additional inventory with a sell-out ratio of 97% in the quarter and increased advertising market shares. Furthermore, we reduced our non-programming costs further year-on-year and were therefore able to maintain a flat cost base and deliver a healthy margin for the quarter.

“We have continued to build on these target audience share gains in the fourth quarter, albeit not at the exceptional levels achieved in the third quarter. We therefore currently expect that our Russian advertising revenues will be down by between 4% and 6% year-on-year in ruble terms for the full year 2009, compared to the estimated television advertising market decline of over 20%. Furthermore, we still expect our organic costs to be flat year-on-year for the full year. We have significantly enhanced our competitive market position in the year to date, but  visibility continues to be limited moving forward and we expect overall market conditions to remain challenging in 2010.”

Operating Review

Revenues(1)

	Three Months Ended September 30,			Nine Months Ended September 30,
(US$ 000’s)	2008	2009	Change	2008	2009	Change

Operating revenues:

CTC Network	$89,372	$68,409	-23.5%	$297,067	$210,618	-29.1%
Domashny Network	13,305	10,521	-20.9%	44,976	31,972	-28.9%
DTV Network	10,190	9,435	-7.4%	22,405	27,285	21.8%
CTC Television Station Group	21,372	13,544	-36.6%	67,364	39,672	-41.1%
Domashny Television Station Group	3,783	1,703	-55.0%	11,348	5,660	-50.1%
DTV Station Television Group	1,531	794	-48.1%	3,335	2,582	-22.6%
CIS Group	3,608	2,413	-33.1%	5,980	7,293	22.0%
Production Group	146	116	-20.5%	348	525	50.9%
Total operating revenues	$143,307	$106,935	-25.4%	$452,823	$325,607	-28.1%

Total operating revenues for the three months ended September 30, 2009 were down by 25% year-on-year in US dollar terms. The third quarter results in both 2008 and 2009 included full quarterly contributions from DTV Group in Russia and Channel 31 Group in Kazakhstan, which were both acquired in the first half of 2008.

The reported decline in revenues reflected the underlying weakness in the advertising markets, as well as the year-on-year depreciation of the Company’s principal operating currency (the ruble) against the Company’s

(1)           Segment revenues are shown from external customers only, net of intercompany revenues of $8.8 million in the third quarter of 2008, $13.6 million in the third quarter of 2009, $28.6 million in the first nine months of 2008, and $36.7 million in the first nine months of 2009, most of which related to revenues from the Production Group that have been eliminated in the consolidation of the Company’s revenues.

reporting currency (the US dollar). The depreciation had a negative impact of approximately 22% on the Company’s ruble-denominated sales. Advertising sales in Russia, which accounted for 95% of total third quarter revenues in both 2009 and 2008, were down 4% year-on-year in the third quarter in ruble terms.

The year-on-year development in advertising revenues for the Russian Television Station Groups once again reflected a sharp decline in the regional Russian advertising markets and was due to the weighting of spending by large advertisers towards national campaigns, resulting in significant decreases in regional advertising rates compared with national rates.

CIS Group revenues were down by 33% year-on-year in the third quarter of 2009 primarily due to the year-on-year depreciation of the Kazakh tenge against the US dollar, lower sell-out ratios and decreased audience shares, which were partially offset by increased advertising rates. Channel 31 generated over 90% of CIS Group revenues in the quarter.

Share of Viewing in Target Demographics

	Average Audience Shares (%)
	Q3 2008	Q2 2009	Q3 2009

CTC Network (all 6-54)	12.0	12.5	12.2
Domashny Network (females 25-60)	2.8	2.9	3.2
DTV Network (all 25-54)	2.1	2.4	2.3
Channel 31 (all 6-54)	16.6	11.7	11.6

Each of the Russian networks delivered higher target audience shares in the third quarter and improvements year-on-year, which reflected a successful beginning to the new Fall season.

The increased ratings for the flagship CTC Network reflected the successful launch of the new Fall season programming. The target audience share in September averaged 13.2%, which was the highest monthly average since 2006. Major audience share drivers included the new seasons of the ‘Daddy’s Girls’ sitcom and ‘Ranetki’ series, as well as the premier season of the’Margosha’ series, which is based on the Argentine ‘LaLola’ format. All of these prime-time shows were produced in-house and gained audience shares above the average audience share for the channel. The broader programming schedule that included a number of locally produced premier shows and infotainment programs also supported the positive viewing share development.

Domashny’s audience share also increased year-on-year from 2.8% to 3.2% due to the continued strong performance of re-runs of CTC hit series ‘Born Not Pretty’, which was supported by a successful line-up of movies and documentaries and enhanced weekend programming. The recently launched new season of ‘Desperate Housewives’ is also gradually increasing its share of viewing.

DTV has been focused on the 25-54 year-old target group since January 2009 and increased its viewing share in the third quarter following the continued success of locally produced ‘Marital Fiction’, as well as the late prime-time slots for Russian and foreign criminal investigation and action series. DTV continues to work on refining its channel positioning and introduced a number of locally produced short cycles of programs in various genres oriented towards the target demographic.

Channel 31 maintained its position as the second-most watched broadcaster in Kazakhstan in the third quarter, with a well-balanced mix of CTC-branded, international and locally produced Kazakh content.

Expenses

	Three Months Ended September 30,			Nine Months Ended September 30,
(US$ 000’s)	2008	2009	Change	2008	2009	Change

Operating expenses:
Direct operating expenses	$10,312	$7,866	-23.7%	$27,308	$22,848	-16.3%
Selling, general & administrative expenses	28,492	17,686	-37.9%	70,463	52,936	-24.9%
Amortization of programming rights	48,007	42,580	-11.3%	164,229	120,878	-26.4%
Amortization of sublicensing rights and own production cost	1,466	602	-58.9%	7,117	5,071	-28.7%
Depreciation & amortization	3,945	2,858	-27.6%	9,554	8,119	-15.0%
Total operating expenses	$92,222	$71,592	-22.4%	$278,671	$209,852	-24.7%

Total operating expenses for the three months ended September 30, 2009 were down 22% year-on-year in US dollar terms and included full quarterly contributions from DTV Group and Channel 31 Group in both 2008 and 2009. The reported decrease in expenses reflected the year-on-year depreciation of the Company’s ruble and other operating currencies against the US dollar reporting currency while, in ruble terms, total operating expenditure was flat year-on-year.

Direct operating expenses were down 24% year-on-year in the third quarter in US dollar terms, while selling, general and administrative expenses were down 38%. Stock-based compensation expenses, most of which were allocated to selling, general and administrative expenses, were down year-on-year to $3.4 million in the third quarter of 2009 from $5.2 million in the same period of 2008.

Programming expenses decreased by 11% year-on-year and represented 39.8% of revenues, up  from 33.5% in the third quarter of 2008. The year-on-year increase in programming costs as a percentage of revenue reflected a decreased top-line and a relatively more expensive programming mix in the third quarter of 2009 compared to the third quarter of 2008, which were partially offset by the effect of changes in certain content amortization rates from the beginning of 2009. Increased investment in programming was connected with the launch of the Fall season schedule, including new episodes of successful in-house produced series and sitcoms on the CTC Network, new local entertainment and infotainment shows and programs, and top quality international movies.

The amortization rates for certain types of Russian-produced programming were changed with effect from the beginning of 2009, in order better to reflect expected revenue generation patterns. These changes in the amortization policy resulted in a decrease in amortization expenses of $0.4 million during the third quarter of 2009 compared with the third quarter of 2008. Excluding the impact of these amortization policy changes, programming expenses were down 10% year-on-year in the third quarter in US dollar terms.

The 59% year-on-year decline in sublicensing and own production costs primarily reflected the lower cost of in-house produced series and sitcoms that were sold to third-party broadcasters in Ukraine. The decrease in costs was mainly due to the depreciation of the Russian ruble against the US dollar.

Consolidated OIBDA was therefore lower year-on-year at $38.2 million (Q3 2008: $55.0 million) and the OIBDA margin declined to 35.7% (Q3 2008: 38.4%).

Group depreciation and amortization charges decreased by 27.6% year-on-year to $2.9 million (Q3 2008: $3.9 million) in the third quarter, and consolidated operating income totaled $35.3 million (Q3 2008: $51.1 million).

The net interest expenses were down year-on-year by 85.7% to $0.6 million in the quarter (Q3 2008: $4.0 million) primarily due to partial repayments of principal amount of the Company’s syndicated loan in December 2008 and June 2009.

The Company’s pre-tax income amounted to $35.2 million (Q3 2008: $34.2 million) in the quarter. The effective tax rate decreased year-on-year in the third quarter to 26% (Q3 2008: 36%) mainly due to the decrease in statutory income tax rates in Russia (from 24% to 20%) and Kazakhstan (from 30% to 20%) from the beginning of 2009.

Consolidated net income attributable to CTC Media, Inc. stockholders therefore totaled $25.9 million (Q3 2008: $21.0 million) in the third quarter and fully diluted earnings per share amounted to $0.16 (Q3 2008: $0.13).

Cash Flow

The Company’s net cash flow from operations totaled $75.7 million in the first nine months of 2009 (first nine months of 2008: $94.1 million) and reflected the net effect of lower advertising sales and lower spending for programming and sublicensing rights in the first half of 2009.

Cash used in investing activities totaled $23.9 million during the first nine months of 2009 (first nine months of 2008: $411.5 million) and included $11.0 million in payments related to the acquisitions of Costafilm and Soho Media, as well as purchases of equipment and software for the Company’s new digital broadcasting center in Moscow. The investments in the first nine months of 2008 included the acquisition of  DTV Group in Russia, Channel 31 Group in Kazakhstan, the Costafilm and Soho Media production companies in Russia, and a number of local owned-and-operated stations in Russia.

Cash used for financing activities amounted to $36.5 million for the first nine months of the year (first nine months of 2008: $55.5 million). This included a $33.8 million part repayment of a syndicated loan, which the Company drew down in July 2008 in order to finance the acquisition of DTV Group.

The Company’s cash and cash equivalents amounted to $112.6 million at September 30, 2009, compared to $98.1 million at the end of 2008 and $54.3 million at September 30, 2008.

Borrowings

The Company’s total borrowings and accrued interest amounted to $56.7 million (September 30, 2008: $124.6 million) at the end of the reporting period, compared to $90.6 million at the end of 2008. The Company therefore had a net cash position, which is defined as cash and cash equivalents less interest-bearing liabilities, of $55.9 million (September 30, 2008: net debt of $70.3 million) at the end of the reporting period, compared to a net cash position of $7.5 million at the end of 2008.

Conference Call

The Company will host a conference call to discuss its third quarter financial results today, Thursday, November 5, 2009, at 9:00 a.m. ET (5:00 p.m. Moscow time, 2:00 p.m. London time). To access the conference call, please dial +1 718 247 0884 (US/International) or +44 (0)20 7806 1966 (UK/International). The pass code for the call is 7619644. A live webcast of the conference call will also be available via the investor relations section of the Company’s corporate web site - www.ctcmedia.ru/investors. The webcast will also be archived on the Company’s web site for two weeks.

***

For further information, please visit www.ctcmedia.ru or contact:

CTC Media, Inc.

Investor Relations

Ekaterina Ostrova or

Ekaterina Tsukanova

Tel: + 7 495 783 3650

ir@ctcmedia.ru

Media Relations

Ekaterina Osadchaya or

Angelika Larionova

Tel: +7 495 785 6333

pr@ctcmedia.ru

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following non-GAAP financial measures: OIBDA (on a consolidated and segment basis) and OIBDA margin. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the accompanying financial tables included at the end of this release.

The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding certain expenses that may not be indicative of its recurring core business operating results, meaning its operating performance excluding certain non-cash charges. These metrics are used by management to further its understanding of the Company’s operating performance in the ordinary, ongoing and customary course of operations. The Company also believes that these metrics provide investors and equity analysts with a useful basis for analyzing operating performance against historical data and the results of comparable companies.

OIBDA and OIBDA margin. OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). OIBDA margin is defined as OIBDA divided by total operating revenues. The most directly comparable GAAP measures to OIBDA and OIBDA margin are operating income and operating income margin, respectively. Unlike operating income, OIBDA excludes depreciation and amortization, other than amortization of programming rights and sublicensing rights. The purchase of programming rights is the Company’s most significant expenditure that enables it to generate revenues, and OIBDA includes the impact of the amortization of these rights. Expenditures for capital items such as property, plant and equipment have a materially less significant impact on the Company’s ability to generate revenues. For this reason, the Company excludes the related depreciation expense for these items from OIBDA. Moreover, a significant portion of its intangible assets were acquired in business acquisitions. The amortization of intangible assets is therefore also excluded from OIBDA.

About CTC Media, Inc.

CTC Media is a leading independent media company in Russia, with operations throughout Russia and elsewhere in the CIS. It operates three free-to-air television networks in Russia - CTC, Domashny and DTV, Channel 31 in Kazakhstan and TV companies in Uzbekistan and Moldova. The combined population of the countries in which CTC Media operates is over 180 million people. CTC Media also owns two TV content production companies, Costafilm and Soho Media. The Company’s common stock is traded on The NASDAQ Global Select Market under the symbol “CTCM”. For more information on CTC Media, please visit www.ctcmedia.ru.

Caution Concerning Forward Looking Statements

Certain statements in this press release that are not based on historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, among others, statements regarding the potential impact of the current unfavorable macroeconomic environment globally and in Russia on the size of the Russian television advertising market, its impact on the Company’s revenues, and the split of advertising sales between national and local markets.  These statements reflect the Company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

The potential risks and uncertainties that could cause actual future results to differ from those expressed by forward-looking statements include, among others, further depreciation of the value of the Russian ruble compared to the US dollar, changes in the size of the Russian television advertising market, particularly in light of the current economic instability in Russia and globally; the Company’s ability to deliver audience share, particularly in primetime, to its advertisers; free-to-air television remaining a significant advertising forum in Russia; the Company’s reliance on a single television advertising sales house for substantially all of its revenues; and restrictions on foreign involvement in the Russian television business. These and other risks are described in the “Risk Factors” section of CTC Media’s quarterly report on Form 10-Q for the second quarter of 2009, filed with the SEC on August 6, 2009, which will be updated in the company’s quarterly report on Form 10-Q for the third quarter of 2009, to be filed on November 5, 2009.

Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME (LOSS)

(in thousands of US dollars, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2008	2009	2008	2009
REVENUES:

Advertising	$139,469	$103,625	$440,245	$311,386

Sublicensing and own production revenue	3,149	3,022	10,601	12,914

Other revenue	689	288	1,977	1,307

Total operating revenues	143,307	106,935	452,823	325,607

EXPENSES:

Direct operating expenses (exclusive of amortization of programming rights and sublicensing rights, shown below, exclusive of depreciation and amortization of $3,147 and $2,453 for the three months and $7,179 and $6,524 for the nine months ended September 30, 2008 and 2009 respectively; and inclusive of stock-based compensation of $213 and $151 for the three months and $639 and $452 for the nine months ended September 30, 2008 and 2009, respectively)	(10,312)	(7,866)	(27,308)	(22,848)

Selling, general and administrative (exclusive of depreciation and amortization of $799 and $406 for the three months and $2,375 and $1,596 for the nine months ended September 30, 2008 and 2009, respectively; inclusive of stock-based compensation of $4,959 and $3,228 for the three months and $11,249 and $11,699 for the nine months ended September 30, 2008 and 2009, respectively)	(28,492)	(17,686)	(70,463)	(52,936)

Amortization of programming rights	(48,007)	(42,580)	(164,229)	(120,878)

Amortization of sublicensing rights and own production cost	(1,466)	(602)	(7,117)	(5,071)

Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(3,945)	(2,858)	(9,554)	(8,119)

Total operating expenses	(92,222)	(71,592)	(278,671)	(209,852)

OPERATING INCOME	51,085	35,343	174,152	115,755

FOREIGN CURRENCY GAINS (LOSSES)	(13,978)	274	(11,772)	(4,462)

INTEREST INCOME	288	725	5,255	2,494

INTEREST EXPENSE	(4,249)	(1,290)	(6,508)	(5,704)

OTHER NON-OPERATING INCOME (LOSSES), net	719	123	620	(5)

EQUITY IN INCOME OF INVESTEE COMPANIES	319	74	1,064	309

Income before income tax	34,184	35,249	162,811	108,387

INCOME TAX EXPENSE	(12,322)	(9,138)	(48,552)	(28,615)

CONSOLIDATED NET INCOME	$21,862	$26,111	$114,259	$79,772

LESS: INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	$(893)	$(256)	$(2,761)	$(270)

NET INCOME ATTRIBUTABLE TO CTC MEDIA, INC. STOCKHOLDERS	$20,969	$25,855	$111,498	$79,502

Net income per share attributable to CTC Media, Inc. stockholders - basic	$0.14	$0.17	$0.73	$0.52

Net income per share attributable to CTC Media, Inc. stockholders - diluted	$0.13	$0.16	$0.70	$0.51

Weighted average common shares outstanding - basic	152,155,213	152,155,213	152,143,653	152,155,213

Weighted average common shares outstanding - diluted	158,212,439	157,770,126	158,945,038	157,361,626

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of US dollars)

	Nine months ended June 30,
	2008	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$114,259	$79,772
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax benefit	(12,504)	(2,958)
Depreciation and amortization	9,554	8,120
Amortization of programming rights	164,229	120,878
Amortization of sublicensing rights and own production cost	7,117	5,071
Stock based compensation expense	11,889	11,610
Equity in income of unconsolidated investees	(1,064)	(309)
Foreign currency (gains) losses	11,772	4,462
Changes in operating assets and liabilities:
Trade accounts receivable	(16,357)	1,320
Prepayments	(419)	151
Other assets	(125)	3,352
Accounts payable and accrued liabilities	7,336	4,169
Deferred revenue	(1,568)	(6,021)
Other liabilities	4,839	(13,713)
Dividends received from equity investees	1,335	522
Acquisition of programming and sublicensing rights	(206,234)	(140,715)
Net cash provided by operating activities	94,059	75,711
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment and intangible assets	(8,768)	(10,653)
Acquisitions of businesses, net of cash acquired	(402,336)	(12,145)
Other	(431)	(1,097)
Net cash used in investing activities	(411,535)	(23,895)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,811	—
Proceeds from loans	135,000	—
Repayments of loans	(76,443)	(33,750)
(Incease) Decrease in restricted cash	(50)	121
Dividends paid to minority interest	(4,855)	(2,832)
Net cash provided by financing activities	55,463	(36,461)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	9,226	(799)
Net increase (decrease) in cash and cash equivalents	(252,787)	14,556
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	307,073	98,055
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$54,286	$112,611

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of US dollars, except share and per share data)

	December 31,	September 30,
	2008	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$98,055	$112,611
Trade accounts receivable, net of allowance for doubtful accounts (December 31, 2008 - $1,355; September 30, 2009 - $1,141)	33,670	31,728
Taxes reclaimable	8,171	10,971
Prepayments	29,005	29,183
Programming rights, net	71,976	74,872
Deferred tax assets	14,166	17,255
Other current assets	7,720	5,392
TOTAL CURRENT ASSETS	262,763	282,012
RESTRICTED CASH	210	89
PROPERTY AND EQUIPMENT, net	22,722	20,666
INTANGIBLE ASSETS, net:
Broadcasting Licenses	166,173	161,823
Cable Network Connection	25,205	28,863
Trade names	17,587	17,172
Network affiliation agreements	9,214	7,365
Other intangible assets	1,244	1,085
Net intangible assets	219,423	216,308
GOODWILL	223,027	216,181
PROGRAMMING RIGHTS, net	48,031	67,497
SUBLICENSING RIGHTS, net	1,221	625
INVESTMENTS IN AND ADVANCES TO INVESTEES	5,311	4,949
PREPAYMENTS	6,238	3,282
DEFERRED TAX ASSET	15,154	18,763
OTHER NON-CURRENT ASSETS	2,729	8,344
TOTAL ASSETS	$806,829	$838,716
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	41,025	56,485
Accrued liabilities	41,573	29,578
Taxes payable	30,154	13,880
Short-term loans and interest accrued	62,165	56,546
Deferred revenue	14,683	5,869
Deferred tax liability	2,778	2,916
TOTAL CURRENT LIABILITIES	192,378	165,274
LONG-TERM LOANS	28,438	186
DEFERRED TAX LIABILITY	38,943	36,024
STOCKHOLDERS’ EQUITY:

Common stock; $0.01 par value; shares authorized 175,772,173; shares issued and outstanding December 31, 2008 and September 30, 2009 - 152,155,213)	1,522	1,522
Additional paid-in capital	365,362	376,975
Retained earnings	232,321	311,823

Accumulated other comprehensive loss	(54,615)	(53,079)
Non-controlling interest	2,481	(9)
TOTAL STOCKHOLDERS’ EQUITY	547,070	637,232
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$806,829	$838,716

CTC MEDIA, INC. AND SUBSIDIARIES

UNAUDITED SEGMENT FINANCIAL INFORMATION

(in thousands of US dollars)

	Three months ended September 30, 2008
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	OIBDA
CTC Network	$89,372	$456	$44,610	$(243)	$44,853
Domashny Network	13,305	2	3,136	(164)	3,300
DTV Network	10,190	3	4,123	(622)	4,745
CTC Television Station Group	21,372	433	10,438	(559)	10,997
Domashny Television Station Group	3,783	290	784	(677)	1,461
DTV Television Station Group	1,531	170	(1,125)	(1,016)	(109)
CIS Group	3,608	—	(1,023)	(268)	(755)
Production Group	146	7,468	(410)	(6)	(404)
Corporate Office	—	—	(9,812)	(389)	(9,423)
Business segment results	$143,307	$8,822	$50,721	$(3,944)	$54,665
Eliminations and other	—	(8,822)	364	(1)	365
Consolidated results	$143,307	—	$51,085	$(3,945)	$55,030

	Three months ended September 30, 2009
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	OIBDA
CTC Network	$68,409	$490	$29,867	$(95)	$29,962
Domashny Network	10,521	20	1,844	(72)	1,916
DTV Network	9,435	—	3,014	(708)	3,722
CTC Television Station Group	13,544	317	8,086	(515)	8,601
Domashny Television Station Group	1,703	360	(157)	(348)	191
DTV Television Station Group	794	49	(972)	(856)	(116)
CIS Group	2,413	—	(1,067)	(177)	(890)
Production Group	116	12,338	1,247	(40)	1,287
Corporate Office	—	—	(6,534)	(77)	(6,457)
Business segment results	$106,935	$13,574	$35,328	$(2,888)	$38,216
Eliminations and other	—	(13,574)	15	30	(15)
Consolidated results	$106,935	—	$35,343	$(2,858)	$38,201

(Continued on the next page)

CTC MEDIA, INC. AND SUBSIDIARIES

UNAUDITED SEGMENT FINANCIAL INFORMATION (continued)

(in thousands of US dollars)

	Nine months ended September 30, 2008
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	OIBDA
CTC Network	$297,067	$4,081	$143,767	$(752)	$144,519
Domashny Network	44,976	9	10,870	(509)	11,379
DTV Network	22,405	8	9,748	(897)	10,645
CTC Television Station Group	67,364	1,364	39,966	(1,590)	41,556
Domashny Television Station Group	11,348	815	820	(1,960)	2,780
DTV Television Station Group	3,335	223	(1,755)	(1,729)	(26)
CIS Group	5,980	—	(2,896)	(622)	(2,274)
Production Group	348	22,096	253	(44)	297
Corporate Office	—	—	(25,549)	(1,451)	(24,097)
Business segment results	$452,823	$28,596	$175,224	$(9,554)	$184,779
Eliminations and other		(28,596)	(1,072)	—	(1,073)
Consolidated results	$452,823	—	$174,152	$(9,554)	$183,706

	Nine months ended September 30, 2009
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	OIBDA
CTC Network	$210,618	$2,175	$99,560	$(318)	$99,878
Domashny Network	31,972	30	7,780	(258)	8,038
DTV Network	27,285	—	10,181	(1,922)	12,103
CTC Television Station Group	39,672	921	23,707	(1,384)	25,091
Domashny Television Station Group	5,660	970	286	(977)	1,263
DTV Television Station Group	2,582	116	(2,943)	(2,390)	(553)
CIS Group	7,293	—	(2,784)	(608)	(2,176)
Production Group	525	32,506	2,838	(94)	2,932
Corporate Office	—	—	(21,610)	(234)	(21,376)
Business segment results	$325,607	$36,718	$117,015	$(8,185)	$125,200
Eliminations and other	—	(36,718)	(1,260)	66	(1,326)
Consolidated results	$325,607	—	$115,755	$(8,119)	$123,874

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED OIBDA TO

CONSOLIDATED OPERATING INCOME

(in thousands of US dollars)

	Three months ended September 30,		Nine months ended September 30,
	2008	2009	2008	2009_

OIBDA	$55,030	$38,201	$183,706	$123,874
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(3,945)	(2,858)	(9,554)	(8,119)
Operating income	$51,085	$35,343	$174,152	$115,755

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED OIBDA MARGIN TO

CONSOLIDATED OPERATING INCOME MARGIN

	Three months ended September 30,		Nine months ended September 30,
	2008	2009	2008	2009

OIBDA margin	38.4%	35.7%	40.6%	38.0%
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights) as a percentage of total operating revenues	-2.8%	-2.6%	-2.1%	-2.4%

Operating income margin	35.6%	33.1%	38.5%	35.6%

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF SEGMENT OIBDA TO SEGMENT OPERATING INCOME

(in thousands of US dollars)

	Three Months Ended September 30, 2008
	OIBDA	Depreciation and amortization (exclusive of amortization of programming rights, sublicensing rights and own production cost)	Operating income

CTC Network	$44,853	$(243)	$44,610
Domashny Network	3,300	(164)	3,136
DTV Network	4,745	(622)	4,123
CTC Television Station Group	10,997	(559)	10,438
Domashny Television Station Group	1,461	(677)	784
DTV Television Station Group	(109)	(1,016)	(1,125)
CIS Group	(755)	(268)	(1,023)
Production Group	(404)	(6)	(410)
Corporate	(9,423)	(389)	(9,812)

Business Segment Results	$54,665	$(3,944)	$50,721
Eliminations and Other	365	(1)	364
Consolidated Results	$55,030	$(3,945)	$51,085

	Three Months Ended September 30, 2009
	OIBDA	Depreciation and amortization (exclusive of amortization of programming rights, sublicensing rights and own production cost)	Operating income

CTC Network	$29,962	$(95)	$29,867
Domashny Network	1,916	(72)	1,844
DTV Network	3,722	(708)	3,014
CTC Television Station Group	8,601	(515)	8,086
Domashny Television Station Group	191	(348)	(157)
DTV Television Station Group	(116)	(856)	(972)
CIS Group	(890)	(177)	(1,067)
Production Group	1,287	(40)	1,247
Corporate	(6,456)	(78)	(6,534)

Business Segment Results	$38,216	$(2,888)	$35,328
Eliminations and Other	(15)	30	15
Consolidated Results	$38,201	$(2,858)	$35,343

Continued on the next page

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF SEGMENT OIBDA TO SEGMENT OPERATING INCOME (Continued)

(in thousands of US dollars)

	Nine Months Ended September 30, 2008
	OIBDA	Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	Operating income

CTC Network	$144,519	$(752)	$143,767
Domashny Network	11,379	(509)	10,870
DTV Network	10,645	(897)	9,748
CTC Television Station Group	41,556	(1,590)	39,966
Domashny Television Station Group	2,780	(1,960)	820
DTV Television Station Group	(26)	(1,729)	(1,755)
CIS Group	(2,274)	(622)	(2,896)
Production Group	297	(44)	253
Corporate	(24,097)	(1,451)	(25,549)

Business Segment Results	$184,779	$(9,554)	$175,224
Eliminations and Other	(1,073)	0	(1,072)
Consolidated Results	$183,706	$(9,554)	$174,152

	Nine Months Ended September 30, 2009
	OIBDA	Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	Operating income

CTC Network	$99,878	$(318)	$99,560
Domashny Network	8,038	(258)	7,780
DTV Network	12,103	(1,922)	10,181
CTC Television Station Group	25,091	(1,384)	23,707
Domashny Television Station Group	1,263	(977)	286
DTV Television Station Group	(553)	(2,390)	(2,943)
CIS Group	(2,176)	(608)	(2,784)
Production Group	2,932	(94)	2,838
Corporate	(21,376)	(234)	(21,610)

Business Segment Results	$125,200	$(8,185)	$117,015
Eliminations and Other	(1,326)	66	(1,260)
Consolidated Results	$123,874	$(8,119)	$115,755